EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Grant Prideco, Inc. Employee Stock Purchase Plan of our report dated February 11, 2004, with respect to the consolidated financial statements and schedule of Grant Prideco, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas
December 15, 2004